EXHIBIT 11


INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees of the NEW PROVIDENCE INVESTMENT TRUST and the Shareholders of NEW PROVIDENCE CAPITAL GROWTH FUND:

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement (No. 333-31359) of New Providence Capital Growth Fund of our report dated June 12, 1998, appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
September 28, 1998